UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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VAXART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VAXART, INC.
170 Harbor Way, Suite 300
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 16, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Vaxart, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 16, 2021, at 9:30 a.m. local time at the offices of Vaxart, Inc. located at 170 Harbor Way, Suite 300, South San Francisco, California 94080, and through live webcast of the meeting, which you can access by visiting www.virtualshareholdermeeting.com/VXRT2021 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials for the following purposes:
1.	To elect the board of directors’ six nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,900,000 shares to 16,900,000 shares.
3.	To ratify the selection by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.
4.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
5.	To conduct any other business properly brought before the meeting.
We are actively monitoring the coronavirus (COVID-19) pandemic and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates via a press release and posting details on our website that will also be filed with the SEC as proxy material. Please monitor the Investor Relations section of our website at www.vaxart.com for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice.
The record date for the Annual Meeting is April 23, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Wouter W. Latour, M.D.
Wouter W. Latour, M.D.
Chairman of the Board
South San Francisco, California
April 30, 2021

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about May 4, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2021 Proxy Statement and 2020 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.
Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the internet at http://www.proxyvote.com, (2) by telephone by calling the toll-free number (800) 690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

EXHIBITS
EXHIBIT A: AMENDMENT TO 2019 EQUITY INCENTIVE PLAN
i

VAXART, INC.

170 Harbor Way, Suite 300
South San Francisco, California 94080
PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is Vaxart?
We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.
We are developing prophylactic vaccine candidates that target a range of infectious diseases, including SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), norovirus (a widespread cause of acute gastro-intestinal enteritis), seasonal influenza and respiratory syncytial virus (“RSV”) (a common cause of respiratory tract infections). We have completed human dosing for our Phase 1 clinical trial for our SARS CoV-2 vaccine candidate, that commenced in October 2020 and met its primary and secondary endpoints. Three Phase 1 human studies for our norovirus vaccine candidate have been completed, including a study with a bivalent norovirus vaccine which, as we disclosed in September 2019, met its primary and secondary endpoints. Our monovalent H1 influenza vaccine protected participants against H1 influenza infection in a Phase 2 challenge study.
In addition, we are developing our first therapeutic vaccine targeting cervical cancer and dysplasia caused by human papillomavirus (“HPV”). Pending licensing, partnering or collaboration agreements, our seasonal influenza, RSV and HPV programs are currently on hold.
Vaccines have been essential in eradicating or significantly reducing multiple devastating infectious diseases, including polio, smallpox, mumps, measles, diphtheria, hepatitis B, influenza, HPV and several others. According to a research report by MarketsandMarkets titled “Vaccines Market - Global Forecast to 2024”, the global market for vaccines is expected to reach $58.4 billion by 2024 from $41.7 billion in 2019, at a compound annual growth rate of 7%.
We believe our oral tablet vaccine candidates offer several important advantages:
First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as COVID-19, influenza, norovirus and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.
Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention (the “CDC”), in the 2018/2019 seasonal influenza season, only approximately 49% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.
Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Unless otherwise indicated, all references to “Vaxart,” “we,” “us,” “our” or the “Company” in this proxy statement mean Vaxart, Inc., the combined company.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice”), because the board of directors of Vaxart, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in your Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in your Notice.
We intend to mail the Notice of Internet Availability of Proxy Materials on or about May 4, 2021, to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call (800) 690-6903. Please have your proxy card in hand when you access the website or call and follow the instructions provided therein.
How do I attend the Annual Meeting?
The meeting will be held on Wednesday, June 16, 2021, at 9:30 a.m. local time at the offices of Vaxart located at 170 Harbor Way, Suite 300, South San Francisco, California 94080. Directions to the Annual Meeting may be found on the Investors section of our website at www.vaxart.com. Information on how to vote in person at the Annual Meeting is discussed below. You will also be able to listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VXRT2021 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually only over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 23, 2021, will be entitled to vote at the Annual Meeting. On this record date, there were 117,963,912 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 23, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 23, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and your Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:
•	Proposal No. 1 – To elect six directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
•	Proposal No. 2 – To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,900,000 shares to 16,900,000 shares.
•	Proposal No. 3 – To ratify the selection by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.
•	Proposal No. 4 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
What if another matter is properly brought before the meeting?
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For all other proposals you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy at the meeting, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 15, 2021, to be counted.

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To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 15, 2021, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vaxart. Simply follow the voting instructions in your Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, which apply regardless of whether an issuer is listed on the NYSE or Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 2 or Proposal No. 4 without your instructions, but may vote your shares on Proposal No. 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•	“For” the election of the six nominees for director;
•	“For” the approval of the amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,900,000 shares to 16,900,000 shares;
•	“For” the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•	“For” the non-binding, advisory approval of executive compensation.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on your Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.
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You may attend the Annual Meeting and vote in person, or listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VXRT2021 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. Simply attending or participating in the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for the 2022 Annual Meeting?
Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings for inclusion in our proxy statement in accordance with regulations adopted by the SEC under Rule 14a-8 of the Exchange Act. To be considered for inclusion in the proxy statement and form of proxy relating to our 2022 annual meeting of stockholders, such proposals must be received by our Secretary at our executive offices at 170 Harbor Way, Suite 300, South San Francisco, California 94080, no later than January 4, 2022. Our Bylaws set an advance notice procedure for proposals a stockholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8) and for director nominations. To be considered for presentation at the 2022 annual meeting, although not included in the proxy statement, proposals and nominations submitted through our advance notice procedure must be received at the above address not less than 90 days prior to the date of the annual meeting of stockholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made, provided, however, that if our 2022 annual meeting of stockholders is not held within 30 calendar days of the one-year anniversary of this Annual Meeting, then you must deliver the proposal a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2022 annual meeting of stockholders. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?
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Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

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Proposal No. 2 – To approve the amendment to our 2019 Equity Incentive Plan, the proposal must receive “For” votes from the holders of a majority of shares cast. Abstentions will count as a vote “Against” the proposal and broker non-votes will have no effect.

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Proposal No. 3 – To ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021, the proposal must receive “For” votes from the holders of a majority of shares cast. If you “Abstain” from voting, it will have no effect. Broker non-votes will have no effect.

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Proposal No. 4 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, the proposal must receive “For” votes from the holders of a majority of shares cast. If you “Abstain” from voting, it will have no effect. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is generally required to hold a valid meeting of stockholders. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at a meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.
What happens if a change to the Annual Meeting is necessary due to exigent circumstances?
We intend to hold the Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates via a press release and posting details on our website that will also be filed with the SEC as proxy material. Please monitor the Investor Relations section of our website at www.vaxart.com for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
What am I voting on?	Electing the six director nominees identified below to hold office until the 2022 Annual Meeting of stockholders and until his or her successor is elected or appointed.
Vote recommendation:	FOR the election of each of the six director nominees.
Vote required:	Directors are elected if they receive more FOR votes than WITHHOLD votes.
Our board of directors is comprised of six members all of whom, except Karen J. Wilson and David Wheadon who were appointed by our board of directors to fill a vacancy, were previously elected by our stockholders. All of our directors have one-year terms and stand for election annually. The board of directors has determined that all of the director nominees except for Mr. Floroiu are independent directors, as defined by The Nasdaq Stock Market Rules. Mr. Floroiu is not independent because he serves as our Chief Executive Officer. The nominees listed below are currently directors of Vaxart. If elected at the Annual Meeting, these nominees would serve until the 2022 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting. With respect to our 2020 annual meeting of stockholders, one member of our Board attended the meeting.
Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term or until the director’s successor is duly elected and qualified.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Vaxart. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
NOMINEES FOR ELECTION TO SERVE UNTIL THE 2022 ANNUAL MEETING
Name	Age	Position
Todd Davis	60	Director
Michael J. Finney, Ph.D.	62	Director
Andrei Floroiu	48	Director
David Wheadon, M.D.	63	Director
Karen J. Wilson	58	Director
Robert A. Yedid	63	Director
Todd Davis has served as a member of our board of directors since October 2019. He is the Founder and has served as the Managing Partner of RoyaltyRx Capital, a special opportunities investment firm, since 2018. From 2006 to 2018, Mr. Davis was a Founder and Managing Partner of Cowen/HealthCare Royalty Partners, a global healthcare investment firm. From 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed its royalty investments as a member of the Royalty Management Committee. From 2001 to 2004, he served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Mr. Davis began his business career in sales at Abbott Laboratories where he held several commercial roles of increasing responsibility. He subsequently held general management, business development, and licensing roles at Elan Pharmaceuticals. Mr. Davis is a navy veteran and received a B.S. from the U.S. Naval Academy and an M.B.A. from the Harvard Business School. He currently serves on the board of directors of Palvella Therapeutics Inc., BioDelivery Sciences International, Inc., and Ligand Pharmaceuticals Incorporated. He is also a board member of the Harvard Business School Healthcare Alumni Association.
We believe Mr. Davis is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as a founder and managing partner of a special opportunities investment firm.

Michael J. Finney, Ph.D. has served as a member of our board of directors since February 2018 and previously served as a member of Private Vaxart’s board of directors since 2007. Since October 2004, Dr. Finney has served as the Managing Director of Finney Capital, an investment firm. Since 1986, Dr. Finney has served as a founder, director and/or investor in various life sciences companies. Currently, he sits on six private company boards. From 2009 to 2011, Dr. Finney served as Vaxart’s Chief Executive Officer. Dr. Finney received an A.B. in biochemical sciences from Harvard University and a Ph.D. in biology (genetics) from the Massachusetts Institute of Technology.
We believe Dr. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as a venture capitalist.
Andrei Floroiu has served as our Chief Executive Officer since June 2020, and as a director since April 2020. Prior to becoming our Chief Executive Officer, he was a senior advisor to the chief executive officer of Agenus Inc., a biotechnology company focused on immunotherapy including immuno-oncology, since 2015. From 2012 to 2015, Mr. Floroiu was a Managing Director of Exigo Capital Corp., where he provided strategic, financial and operational advice to companies undergoing significant transformational and strategic transactions. From 2010 to 2012, Mr. Floroiu served as the founder and president of Fly for MS, a charity to raise global awareness for Multiple Sclerosis. From 2004 to 2008, he served as a principal for The Invus Group, a private equity investment firm. He holds an MBA in Finance from The Wharton School, University of Pennsylvania, a Master of Science in Computer Engineering from the University of Maryland and a Bachelor of Science in Computer Engineering from the Universitatea Politehnica in Bucharest, Romania.
We believe Mr. Floroiu is qualified to serve on the board of directors because of his extensive leadership and finance experience, and his extensive experience serving as a senior advisor to the chief executive officer of a biotechnology company, and managing director of a private equity fund in the life sciences industry.
David Wheadon, M.D. has served as a member of our board of directors since April 2021. He served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance for AstraZeneca Pharmaceuticals from 2014 to 2019 and as Executive Vice President, Research and Advocacy at the Juvenile Diabetes Research Foundation from 2013 to 2014. From 2009 to 2013, Dr. Wheadon served as Senior Vice President, Scientific and Regulatory Affairs and as a member of the Management Committee of the Pharmaceutical Research and Manufacturers of America (PhRMA). Prior to his joining PhRMA, Dr. Wheadon held senior regulatory and clinical development leader roles at Abbott Laboratories and GlaxoSmithKline plc. Dr. Wheadon began his career as a clinical research physician in neuroscience at Eli Lilly & Company. Dr. Wheadon currently serves on the board of directors of Karuna Therapeutics, Inc. He formerly served on the board of directors of Assertio Holdings, Inc. (formerly Assertio Therapeutics, Inc.). Dr. Wheadon holds an A.B. from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in Psychiatry at the Tufts, New England Medical Center.
We believe Dr. Wheadon is qualified to serve as a member of the Board due to his extensive experience as an executive in the pharmaceutical industry and expertise in regulatory affairs, government policy and clinical strategy.
Karen J. Wilson has served as a member of our board of directors since August 2020. Ms. Wilson is also currently a member of the boards of directors of Angion Biomedica Corp., Connect Biopharma Holdings Limited and LAVA Therapeutics. Ms. Wilson previously served as Senior Vice President of Finance at Jazz Pharmaceuticals plc, a biopharmaceutical company, until September 2020 after serving as Principal Accounting Officer and Vice President of Finance. Prior to joining the Jazz Pharmaceuticals organization in February 2011, she served as Principal Accounting Officer and Vice President of Finance at PDL BioPharma, Inc., a life sciences company. She also previously served as a Principal at the consulting firm of Wilson Crisler LLC, Chief Financial Officer of ViroLogic, Inc., a biosciences company, Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., a medical device manufacturer, and as a consultant and auditor for Deloitte & Touche LLP, a professional services firm. Ms. Wilson is a Certified Public Accountant in the State of California and received a B.S. in Business from the University of California, Berkeley.
We believe that Ms. Wilson is qualified to serve on our Board due to her extensive background in financial and accounting matters for public companies and her leadership experience in the life science industry.
Robert A. Yedid has served as a member of our board of directors since October 2019. He has served as a Managing Director at LifeSci Advisors, LLC, a global healthcare dedicated investor relations /public relations firm since 2014. From 2011 to 2014, Mr. Yedid served as a Managing Director at ICR Inc., in its healthcare investor relations. Mr. Yedid previously served as a portfolio manager of Hillhouse Capital Management and as a portfolio manager and senior research analyst at Principled Capital, with responsibility for health care investing. From 1999 to 2000, he was a Vice President at Warburg Pincus, a private equity and venture capital firm, investing in health care. Mr. Yedid began his career as an investment banker, including serving as a Managing Director in the healthcare finance group at Bear Stearns & Co. From 1999 to 2001, he served as a member of the board of directors of The Medicines Company and from 1999 to 2001, he was member of the board of directors of Eurand International S.p.a., an Italian-based specialty pharma company. Mr. Yedid earned a B.A. in Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.
We believe Mr. Yedid is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as managing director of a firm focused on investor relations in the global healthcare sector.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Family Relationships
There are no family relationships among the members of the board of directors and executive officers.
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board of directors has affirmatively determined that all of our current directors, other than Dr. Latour, due to his position as our President and Chief Executive Officer until June 2020, and Mr. Floroiu, due to his position as our current Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the board of directors found that none of the nominees for director had a material or other disqualifying relationship with Vaxart.
Board Leadership Structure
Our board of directors does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Our current Chief Executive Officer and future Chairman of the Board (once appointed) have primary responsibility for preparing the agendas for board meetings, determining materials to be distributed to the Board, and presiding over the portion of the meetings of the board of directors where they are present. Accordingly, the Chief Executive Officer and Chairman of the Board will have substantial ability to shape the work of the board of directors.
As discussed above, except for our Chief Executive Officer, our board of directors is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Chief Executive Officer, provide balance in the board and promote strong, independent oversight of our management and affairs.
Role of the Board in Risk Oversight
The board of directors has an active role, as a whole and also at the committee level, in overseeing management of Vaxart’s risks. The board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.
Meetings of the Board of Directors
Our board of directors met 18 times during 2020. On August 25, 2020, we appointed Karen J. Wilson to the board of directors. On January 28, 2021, Steven J. Boyd and Keith Maher, M.D., each resigned from the board of directors. Additionally, on April 21, 2021, we appointed David Wheadon, M.D. to our board of directors. Each member of the board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of 2020 for which he or she was a director or committee member.
As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2020, the Vaxart independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present. Mr. Yedid presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The board of directors has adopted a written charter for each committee that is available to stockholders on the Investors section of our website at www.vaxart.com.
The following table provides membership and meeting information for each of the committees of the board of directors during 2020:
Name	Audit	Compensation(6)	Nominating and Governance
Wouter W. Latour, M.D.
Michael J. Finney, Ph.D.(4)	✔
Karen J. Wilson(1)	✔*
Keith Maher, M.D.(2)		✔
Robert A. Yedid	✔		✔*
Todd C. Davis(5)		✔*
Steven Boyd(2)			✔
Andrei Floroiu(3)
*	Committee Chairperson
(1)	Ms. Wilson joined the Audit Committee and has served as the Chair of the Audit Committee since August 2020.
(2)	Mr. Boyd and Dr. Maher resigned from the board of directors and all committees of the board of directors in January 2021.
(3)	Mr. Floroiu served on the Audit Committee from April 2020 until June 2020.
(4)	Dr. Finney also joined the Compensation Committee in January 2021.
(5)	Mr. Davis also joined the Nominating and Governance Committee in April 2021.
(6)	Dr. Wheadon also joined the Compensation Committee in April 2021.
Committees of the Board of Directors
Below is a description of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The board of directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Audit Committee held four meetings and acted through written consent in lieu of holding a meeting once during 2020.
The board of directors determined that Ms. Wilson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Wilson’s level of knowledge and experience based on a number of factors, including Ms. Wilson’s experience as a chief financial officer for public reporting companies.
The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee its independent registered accounting firm. Specific responsibilities of the audit committee include:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the combined company’s financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the combined company’s interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the combined company’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2020 with Vaxart’s management. The Audit Committee discussed with Vaxart’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received the written disclosures and the letter from Vaxart’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Vaxart’s Annual Report on Form 10-K for the year ended December 31, 2020.
Ms. Karen J. Wilson (Chairperson)
Dr. Michael J. Finney
Mr. Robert A. Yedid
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Vaxart under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee held five meetings and acted through written consent in lieu of holding a meeting four times during 2020.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our stock and equity incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Compensation Committee Report
The information contained in this Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Vaxart specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that this “Compensation Discussion and Analysis” section be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Todd C. Davis (Chairperson)
Michael J. Finney, Ph.D.
Nominating and Governance Committee
As of December 31, 2020, we had two members on our Nominating and Governance Committee, both of whom are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Governance Committee acted by written consent in lieu of holding meetings four times during 2020. Specific responsibilities of the Nominating and Governance Committee include:
•	identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

•	evaluating the performance of the board of directors and of individual directors;
•	considering and making recommendations to the board of directors regarding the composition of the committees of the board of directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of corporate governance practices and reporting;
•	reviewing management succession plans;
•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of the board of directors’ performance.
The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. Recently, in recruiting and nominating candidates for our board of directors, our Nominating and Governance Committee has focused on increasing diversity overall, considering, among other factors, gender, race, nationality, country of origin, and cultural diversity of potential director nominees.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to Vaxart during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the board of directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 170 Harbor Way, Suite 300, South San Francisco, California 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Vaxart’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Communications addressed to the board of directors will be reviewed by one or more Vaxart executive officers, who will determine whether the communication should be presented to the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving Vaxart will be promptly and directly forwarded to the Audit Committee.
CODE OF ETHICS
We have adopted a Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on the Investors section of our website at www.vaxart.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
ANTI-HEDGING/PLEDGING POLICY
Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.
CORPORATE GOVERNANCE GUIDELINES
The board of directors has documented our governance practices by adopting Corporate Governance Principles to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Principles set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Principles, as well as the charters for each committee of the board of directors, may be viewed on the Investors section of our website at www.vaxart.com.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2019 EQUITY INCENTIVE PLAN
What am I voting on?	To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 8,900,000 shares to 16,900,000 shares.
Vote recommendation:	“FOR” the approval of the amendment to our 2019 Equity Incentive Plan.
Vote required:	A majority of the shares cast.
Effect of abstentions:	“AGAINST” the approval of the amendment to our 2019 Equity Incentive Plan.
Effect of broker non-votes:	None.
Summary of the Proposal
At the Annual Meeting, we will request that our stockholders approve the Amendment No. 2 to the Vaxart, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “2019 Plan”), attached hereto as Exhibit A (the “Plan Amendment”). The Plan Amendment was approved by our board of directors on March 25, 2021, subject to approval by our stockholders. If approved, the Plan Amendment will increase the number of shares of our common stock reserved under the 2019 Plan by 8,900,000 shares to 16,900,000 shares.
Approval of the Plan Amendment by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our board of directors or Compensation Committee.
On April 28, 2021, the board of directors approved an additional amendment to the 2019 Plan to prohibit the “repricing” of stock awards without stockholder approval.
Requested Shares
The 2019 Plan was initially approved by our stockholders on April 23, 2019. At that time, 1,600,000 shares were reserved for issuance under the 2019 Plan, which was increased through an amendment to the 2019 Plan adopted by the Company’s stockholders on June 8, 2020, to 8,000,000, subject to equitable adjustments in the event of a stock split, stock dividend or other extraordinary dividend, or other similar change in the Company’s common stock or capital structure.
The board of directors believes that the future success of the Company depends, in large part, on our ability to attract, motivate and retain high-caliber employees, consultants and directors. Equity compensation is a key component of our compensation program, because it helps us attract, motivate and retain talented employees, consultants and directors and align their interests with those of our stockholders.
As of April 23, 2021, and excluding the proposed increase in the number of shares reserved under the 2019 Plan, there were 84,376 shares available for issuance under the 2019 Plan pursuant to future awards. Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that the Company will no longer be able to grant annual equity awards under our long-term incentive program for employees and our non-employee director compensation program in 2021 and beyond unless we reserve more shares for issuance under the 2019 Plan.
In order to maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees, consultants and directors, we are asking our stockholders to authorize an additional 8,900,000 shares for issuance under the 2019 Plan, which would increase the aggregate number of shares available for issuance as future awards under the 2019 Plan to 8,984,367 shares.
We intend to grant future equity awards under the Plan in amounts that are reasonable and consistent with market data prepared by the Compensation Committee’s independent consultant. Based on our projected recruiting and retention needs, we believe that the proposed share increase under the Plan Amendment would allow us to continue granting equity awards under the 2019 Plan to employees, consultants and directors for approximately two more years.

In this regard, on March 25, 2021, the board of directors, upon recommendation of the Compensation Committee, approved a grant of time-based stock options covering a total of 750,000 shares, with a per share exercise price equal to the closing per-share price of the Company’s common stock on the date of grant, to the following officers:
Name	Option Shares
Andrei Floroiu Chief Executive Officer	250,000
Brant Biehn Senior Vice President of Business Operations	100,000
Margaret Echerd Senior Vice President, Principal Accounting Officer	100,000
Shaily Garg Senior Vice President of Clinical Development and Project Management	100,000
Richard Schwartz Senior Vice President of Technical Operations	100,000
Sean Tucker Senior Vice President, Chief Scientific Officer	100,000
These stock options vest as to 25% of the underlying shares of common stock on the first anniversary of the date of grant and thereafter in thirty-six (36) equal monthly installments and shall only be exercisable if stockholders approve the Plan Amendment. Without stockholder approval of the Plan Amendment, these stock options would be cancelled upon the conclusion of the Annual Meeting and no shares would be delivered under the awards.
In addition, on March 25, 2021, the board of directors, upon recommendation of the Compensation Committee, approved a grant of time-based stock options with a value equal to $103,000 to each non-employee director who (i) is serving on the board as of the Annual Meeting and has been serving as a non-employee director for at least six months as of the date of such meeting, and (ii) will continue to serve as a non-employee director immediately following such meeting. These stock options shall vest on the earlier of the first anniversary of the date of grant or the 2022 Annual Meeting and shall only be granted if stockholders approve the Plan Amendment. The option award for each eligible non-employee director shall cover a number of shares (rounded up to the nearest whole share) obtained by dividing the award value, by the Black-Scholes value per share as of the date of the Annual Meeting, as calculated by the Compensation Committee’s independent consultant based on the methodology used for benchmarking director compensation. Without stockholder approval of the Plan Amendment, these stock options would not become effective.
Please refer to the “New Plan Benefits” for additional information about these stock option grants.
If the stockholders do not approve the Plan Amendment, we may be required to increase the cash components of our compensation programs to remain at competitive levels in the marketplace, which would significantly inhibit our ability to attract, motivate and retain high-caliber employees and directors and align their interests with those of our stockholders.
In determining the number of additional shares to reserve for issuance under the 2019 Plan, our board of directors considered the number of shares available for future awards, the potential dilution resulting from the proposed increase, equity plan guidelines established by certain proxy advisory firms, and advice provided by the Compensation Committee’s compensation consultant.
Key Plan Features
The 2019 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
No single trigger acceleration. Generally, there is no single-trigger acceleration of vesting upon change in control. The 2019 Plan does not provide for automatic vesting of awards upon a change in control; although certain performance-based stock option grants made to our Chief Executive Officer in 2020 were eligible to vest on a single trigger basis.

•
Awards subject to forfeiture/clawback. Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•
No liberal change in control definition. The change in control definition in the 2019 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2019 Plan to be triggered.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2019 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Administration by our board of directors or independent committee. The 2019 Plan will be administered by our board of directors, which may in turn delegate authority to administer the 2019 Plan to a committee with the members of such committee being “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

•
Material amendments require stockholder approval. Consistent with Nasdaq rules, the 2019 Plan requires stockholder approval of any material revisions to the 2019 Plan. In addition, certain other amendments to the 2019 Plan require stockholder approval.

•
Repricing. Pursuant to an amendment approved by our board of directors on April 28, 2021, the 2019 Plan does not permit the “repricing” of stock options, stock appreciation rights or other stock awards without stockholder approval.

•
Limit on non-employee director awards and other awards. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $600,000 in total value, or $750,000 in total value with respect to the calendar year in which the individual is first appointed or elected to our board of directors (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

Stockholder Approval
If this Proposal No. 2 is approved, the Plan Amendment will become effective as of the date of the Annual Meeting.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2020
The following table provides certain information with respect to all equity compensation plans in effect as of December 31, 2020.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,813,033(1)	$2.70	1,230,863(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	6,813,033	$2.70	1,230,863
(1)
Reflects shares of common stock issuable upon the exercise of outstanding stock options granted under the 2019 Plan, Vaxart’s 2007 Equity Incentive Plan, Aviragen’s 2016 Equity Incentive Plan and Aviragen’s 2007 Omnibus Equity and Incentive Plan, all of which have been approved by security holders.

(2)	Reflects shares of common stock that are available for future issuance under the 2019 Plan.
Overhang
The following table provides certain additional information regarding our equity incentive plans.
As of April 23, 2021 (the Record Date)
Total number of shares of common stock subject to outstanding stock options	7,741,425
Weighted-average exercise price of outstanding stock options	$3.29
Weighted-average remaining term of outstanding stock options	8.90 years
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant under the 2019 Plan	84,367
Total number of shares of common stock available for grant under other equity incentive plans	—
As of Record Date
Total number of shares of common stock outstanding	117,963,912
Per-share closing price of common stock as reported on Nasdaq Capital Market	$5.56
Burn Rate
The following table provides detailed information regarding the activity related to our 2019 Plan for 2018, 2019 and 2020:
	2018	2019	2020
Total number of shares of common stock subject to stock options granted	431,100	1,791,030	5,579,800
Total number of shares of common stock subject to full value awards granted	—	—	—
Total number of shares of common stock outstanding as of December 31	7,141,189	48,254,994	110,271,093
Burn Rate	6.0%	3.7%	5.1%
Our burn rate is calculated as the total amount of equity granted in any year, divided by the number of common shares outstanding. For purposes of this calculation (i) stock options were counted in the year granted, and (ii) performance-

based restricted share unit awards were counted in the year earned (and only to the extent earned). Our future burn rate will depend on a number of factors, including the number of participants in the 2019 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
Description of the 2019 Equity Incentive Plan
The material features of the 2019 Plan are described below. The following description of the 2019 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2019 Plan. Stockholders are urged to read the actual text of the 2019 Plan in its entirety, which has been previously filed with the SEC as Exhibit 10.1 to the Current Report on Form S-8 on July 7, 2020 (File No. 333-239727).
Purpose
The 2019 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for our success and our affiliates’ success, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The terms of the 2019 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the Share Reserve under the 2019 Plan, as amended by the Plan Amendment, will not exceed 16,900,000 shares.
The following shares of our common stock will become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.
Eligibility
All of our employees and five non-employee directors as of April 23, 2021, were eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our employees (including officers) and employees of our affiliates.
Non-Employee Director Compensation Limit
Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $600,000 in total value, or $750,000 with respect to the calendar year in which the individual is first appointed or elected to the board of directors (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).
Administration
The 2019 Plan will be administered by our board of directors, which may in turn delegate authority to administer the 2019 Plan to a committee. Our board of directors has delegated concurrent authority to administer the 2019 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our board of directors and our Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 2.

Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.
The Plan Administrator may also delegate to one or more of our officers with the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.
Stock Options
Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.
The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value. The closing price of a share as reported on the Nasdaq on April 23, 2021, was $5.56 per share.
The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.
Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2019 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

Our board of directors may provide for limitations on the transferability of awards, in its sole discretion. Option awards are generally not transferable other than by will, the laws of descent and distribution or as otherwise provided under our 2019 Plan.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•	the term of the ISO must not exceed five years from the date of grant.
The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is a number of shares of common stock equal to three (3) multiplied by the Share Reserve.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
The 2019 Plan allows us to grant performance stock and cash awards.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. At the time of grant of a Performance Cash Award, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our board of directors, except that the Plan Administrator also may make any such determinations. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
Performance goals could be based on any one or more of the following performance criteria (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy
Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction
In the event of a corporate transaction (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction:
•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);
•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; and

•
make a payment, in such form as may be determined by the board of directors, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.
For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
In the event of a change in control, awards granted under the 2019 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2019 Plan, a change in control is defined to include (1) the acquisition of any person of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets to an entity that did not previously hold more than 50% of the voting power over our capital stock and (4) individuals who constitute our incumbent board of directors ceasing to constitute at least a majority of our board of directors.
Plan Amendments and Termination
Our board of directors has the authority to amend, suspend, or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our board of directors adopted our 2019 Plan. No stock awards may be granted under our 2019 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Exercise of Stock Options
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (iii) in other legal consideration approved by the Plan Administrator.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Plan Administrator. The Plan Administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess, if any, of the per share fair market value of common stock on the date of exercise over the purchase price or strike price and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in shares of common stock, in cash, in any combination of cash and shares of common stock or in any other form of consideration, as determined by the Plan Administrator and set forth in the award agreement. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Administrator.
The Plan Administrator determines the term of stock appreciation rights granted under the 2019 Plan, which may be up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The term of the stock appreciation right may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or by our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant (or, if applicable, a beneficiary) may generally exercise any vested stock appreciation right for a period of 12 months (in the case of disability) or 18 months (in the case of death). Stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
New Plan Benefits
The Compensation Committee and the board of directors retain discretion under the 2019 Plan to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards. Therefore, we are not able to determine the total number of individuals who will participate in the 2019 Plan or the total amount of awards granted thereunder. However, on March 25, 2021, the board of directors approved (i) a grant of time-based stock options covering a total of 750,000 shares to our officers and (ii) a grant of time-based stock options with a value equal to $103,000 to each non-employee director who (x) is serving on the board as of the Annual Meeting and has been serving as a non-employee director for at least six months as of the date of such meeting, and (y) will continue to serve as a non-employee director immediately following such meeting. The table below shows the allocation of these awards among the named executive officers listed below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively. If stockholders do not approve this Proposal 2, then these stock option awards would be cancelled upon the conclusion of the Annual Meeting and no shares would be delivered under the awards.
Name and Position	Dollar Value ($)	Number of Units
Andrei Floroiu Chief Executive Officer		250,000
Sean Tucker Senior Vice President, Chief Scientific Officer		100,000
Margaret A. Echerd Senior Vice President Principal Accounting Officer		100,000
Executive Group		450,000
Non-Employee Director Group	$412,000
Non-Executive Officer Employee Group		300,000

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION
Approval of this Proposal No. 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal No. 2. Abstentions and broker non-votes will count towards a quorum. Abstentions will count as a vote “Against” the proposal and broker non-votes will have no effect on the outcome of this Proposal No. 2.
The board of directors recommends that our stockholders adopt the following resolution:
“RESOLVED, that the Amendment No. 2 to 2019 Equity Incentive Plan is hereby APPROVED.”

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?	Ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.
Vote recommendation:	“FOR” the ratification of OUM & Co. LLP.
Vote required:	A majority of shares cast.
Effect of abstentions:	None.
Effect of broker non-votes:	None (because this is a routine proposal, there are no broker non-votes).
The Audit Committee of the board of directors has selected OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our lead audit partner at OUM & Co. LLP serves no more than five consecutive years in that role. Representatives of OUM & Co. LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of OUM & Co. LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of OUM & Co. LLP.
Current Principal Accountant Fees and Services
OUM & Co. LLP
The following table represents aggregate fees billed to Vaxart for the years ended December 31, 2020 and 2019, by OUM & Co. LLP.
	2020	2019
Audit Fees(1)	$627,683	$182,547
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$627,683	$182,547
(1)
Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

KPMG LLP
On December 31, 2019, we dismissed KPMG LLP (“KPMG”) as our independent registered accounting firm and appointed OUM & Co. LLP as our new independent registered accounting firm.

The following table represents aggregate fees billed to Vaxart for the years ended December 31, 2020 and 2019, by KPMG.
	2020	2019
Audit Fees(1)	$88,295	$381,143
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	1,780
Total Fees	$88,295	$382,923
(1)
Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

(2)	All Other Fees consisted of access to KPMG’s Accounting Research Online website.
During the years ended December 31, 2020 and 2019, neither Vaxart nor anyone on their behalf consulted with KPMG or OUM & Co. LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Vaxart’s financial statements, and neither a written report nor oral advice was provided to Vaxart that KPMG or OUM & Co. LLP concluded was an important factor considered by Vaxart in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Former Principal Accountant Fees and Services
KPMG served as Vaxart’s independent registered public accounting firm and audited Vaxart’s financial statement for the years ended December 31, 2015, 2016, 2017 and 2018. KPMG was dismissed on December 31, 2019, and OUM & Co. LLP was appointed as the new independent registered public accounting firm.
Ernst & Young LLP was engaged by Aviragen in March 2016. In February 2018, upon the closing of the Merger, the combined company dismissed Ernst & Young LLP as its independent registered public accounting firm and appointed KPMG as the new independent registered public accounting firm. Ernst & Young LLP billed Vaxart $13,000 in 2019 for fees for professional services, including consents.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, OUM & Co. LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by OUM & Co. LLP is compatible with maintaining the principal accountant’s independence.
Background Regarding Change in Certifying Accountant
We dismissed KPMG, as our independent registered public accounting firm on December 31, 2019. The decision to dismiss KPMG was approved by our Audit Committee.
The report of KPMG on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows: The report of KPMG on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017, contained a separate paragraph stating that “the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through December 31, 2019, (1) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on our consolidated financial statements for the years ended December 31, 2018 and 2017, and (2) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified in our internal control over financial reporting related to our lack of consistent processes to appropriately perform effective and timely review of account reconciliations and non-routine transactions. The Company provided KPMG with a copy of the information required by Item 304(a) of Regulation S-K, which was also filed with the SEC in Current Reports on Form 8-K, filed on January 2, 2020. The Company requested that KPMG review such disclosures and provide a letter addressed to the SEC, a copy of which was filed as an exhibit to such report.
We appointed OUM & Co. LLP as our independent registered public accounting firm on December 31, 2019 to audit our financial statements for the year ended December 31, 2019. The decision to change our independent registered public accounting firm was approved by our Audit Committee. During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through December 31, 2019, preceding our appointment of OUM & Co. LLP, as our independent registered public accounting firm, we did not consult with OUM & Co. LLP, on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements or any other matter that was either the subject of a disagreement or reportable event.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
What am I voting on?	A non-binding vote, known as “say-on-pay,” to approve the 2020 compensation of our named executive officers.
Vote recommendation:	“FOR” the approval of our 2020 named executive officer compensation.
Vote required:	A majority of shares cast.
Effect of abstentions:	None.
Effect of broker non-votes:	None.
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our named executive officers as disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, the board of directors has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
This non-binding, advisory proposal is not binding on the board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.
RECOMMENDATION OF THE BOARD
The board of directors recommends that our stockholders adopt the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, is hereby APPROVED.”

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (this “CD&A”) describes the 2020 compensation program established by the Compensation Committee (the “Committee”) for our named executive officers. Our named executive officers for 2020 include:
Name	Position
Andrei Floroiu M.B.A.	President and Chief Executive Officer and Principal Financial Officer, effective June 14, 2020
Wouter Latour, M.D.	Former President and Chief Executive Officer
Sean Tucker, Ph.D.*	Vice President, Chief Scientific Officer
Margaret A. Echerd*	Vice President, Corporate Controller, and Principal Accounting Officer
*
Effective March 25, 2021, Dr. Tucker was elected Senior Vice President, Chief Scientific Officer of the Company and Ms. Echerd was elected Senior Vice President and Principal Accounting Officer of the Company.

Compensation Objectives
Our mission is the promotion of global health through the development of effective vaccines that can be administered by tablet rather than by injection, providing for the simple and efficient distribution and administration of safe vaccines in any setting. We operate in a highly competitive and rapidly changing industry and continue to evolve our businesses. Our compensation objectives for 2020 are outlined below.
Compensation Objective	Description
Pay-For-Performance	•	Emphasize performance-based compensation to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results
Talent Retention	•	Attract and retain high-caliber executives who can effectively manage our complex global business.
Alignment with Stockholder Interests	•	Align our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.
Pay-for-Performance
The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. That principle is embedded in our compensation program, which is designed to optimize alignment between executive pay and actual results.
As described below, the variable components of our compensation program for 2020 are the short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities are provided under an annual cash bonus plan, the payout of which is dependent on corporate and individual performance. Our LTI opportunities are provided through stock options and performance-based restricted share unit (“RSU”) awards, the payout of which is also dependent on corporate performance.

Name Executive Officer Pay Mix
The following charts illustrate allocation of 2020 total direct compensation among salary, STI (at target) and LTI (accounting value) for (i) the current CEO and (ii) the other current named executive officers as a group.

CEO 2020 Salary does not include board of director fees. All other officers STI at target does not include retention bonuses. All other officers’ LTI includes performance-based RSUs granted in March 2020 that were subsequently forfeited in December 2020 when the performance criteria were not met.
Say-on-Pay
The Compensation Committee has considered the results of the most recent shareholder advisory vote on executive compensation in determining compensation policies and decisions. The Company received strong support from our stockholders for our executive compensation program in 2020, with a favorable “say-on-pay” vote at our 2020 annual meeting exceeding 96%. The Compensation Committee viewed this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and our pay-for-performance commitment.
Market Practices
Competitive Compensation Levels
We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract experienced, high-caliber executives.
When setting 2020 compensation levels for the named executive officers, the Compensation Committee retained Compensia as its independent compensation consultant, reporting directly to the Committee and serving at the sole discretion of the Compensation Committee. During its engagement, Compensia was asked to review competitive compensation data, including pay mix and compensation levels. The compensation data was derived from several sources, including the companies in a compensation peer group established by the Compensation Committee, upon advice of Compensia, and select compensation surveys. Each of these sources is described below.
The Compensation Committee generally attempts to structure base salary for named executive officers at approximately the 25th to 50th percentile of the market data, annual incentives at approximately the 40th percentile of the market data, and equity awards at approximately the 50th to 75th percentile of the market data. The Compensation Committee, however, retains discretion to adjustment specific compensation elements and levels above or below these guidelines in order to respond to market conditions, promotions, new hires, individual performance or other circumstances.

Compensation Peer Group
Our compensation peer group consists of 18 public life science companies that have the following characteristics:
•	Stage of Lead Drug: Phase I and II
•	Headcount range: fewer than 100 employees (median = 47)
•	Market capitalization range: less than $1.4 billion (median = $377M)
The members of the compensation peer group are as follows:
Compensation Peer Group
Altimmune	IDEAYA Biosciences
AnaptysBio	Kaleido Biosciences
Aptinyx	KalVista Pharmaceuticals
Capricor Therapeutics	Matinas BioPharma
Cardiff Oncology	NantKwest
Five Prime Therapeutics	RAPT Therapeutics
Genocea Biosciences	Selecta Biosciences
Harpoon Therapeutics	Syndax Pharmaceuticals
Heat Biologics	Vaccinex
The Compensation Committee also reviews market data from a special cut of the Radford Global Life Sciences Survey, focusing on public life science companies with headcount of fewer than 50 employees.
Elements of Total Direct Compensation
A brief summary of our total direct compensation - consisting of base salary, STI opportunities and LTI opportunities - for our named executive officers is set forth below.
Annual Base Salaries
We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Compensation Committee on a competitive basis each year to align with market levels.
The Compensation Committee approved an initial base salary for Mr. Floroiu of $400,000, which was negotiated at the time he was elected President and Chief Executive Officer. The base salary levels for our other named executive officers remain unchanged from 2020 levels.
For more information about the 2020 base salaries for each of our named executive officers, please refer to the “Salary” column of the 2020 Summary Compensation Table on page 40 of this proxy statement.
Short-Term Incentive Compensation
The STI plan is designed to motivate our named executive officers to achieve annual business plan objectives and individual goals.
Each year the Compensation Committee establishes a STI award opportunity for each named executive officer. For 2020, the Compensation Committee approved a STI award opportunity for Mr. Floroiu of 50% of his annual base salary, which was pro-rated for the 2020 fiscal year and negotiated at the time of his hire. During the annual performance review process in 2020, the Compensation Committee established the short-term incentive opportunity for each of the other named executive officers, which remained unchanged from 2019 levels: 50% of annual base salary for Dr. Latour and 30% of annual base salary for each of Dr. Tucker and Ms. Echerd. Payout levels could range from 0% to 200% of the STI award opportunity, depending on performance, with target payout set at 100% of the STI award opportunity.
The 2020 STI payout levels were determined by the Compensation Committee based on an overall assessment of corporate performance and individual contributions. The goals and objectives were not pre-established and were not weighted, as the Company’s business plan shifted dramatically during the onset of COVID-19. The Compensation

Committee reviewed 2020 performance in relation to the following business objectives when determining overall payout levels: progress toward developing a COVID-19 vaccine candidate, positioning the vaccine program for governmental and non-governmental support in the U.S. and aboard, rebuilding the GMP manufacturing capability and developing a reliable manufacturing process, repositioning the value of our technology in the post-COVID-19 world, and recapitalizing and rebuilding the Company.
Based on its assessment of overall corporate performance and the individual contributions of each participating executive, and its desire to retain the current management team who is essential to our continued success, the Compensation Committee approved the following payout levels for our named executive officers for 2020 (other than Dr. Latour, who resigned on June 14, 2020 and therefore was not eligible for a STI payout):
Name	STI Payout Level
Andrei Floroiu Chief Executive Officer	115%
Sean Tucker Senior Vice President, Chief Scientific Officer	125%
Margaret A. Echerd Senior Vice President, Principal Accounting Officer	158%
The amount of the 2020 STI award payable to each named executive officer is set forth in the “Bonus” column of the 2020 Summary Compensation Table of this proxy statement at page 40.
Other Bonus Opportunities
In connection with his appointment as Chief Executive Officer of the Company, Mr. Floroiu was eligible to receive a bonus equal to $100,000 if he remained continuously employed through the earlier of the following dates (a) the date that the Company executes a substantial strategic agreement, as determined by the Board, and (b) the date on which a change in control occurs, in either case on or before November 30, 2020. Neither of these events occurred prior to November 30, 2020 and therefore Mr. Floroiu did not receive payout of this bonus.
On February 21, 2020 Dr. Tucker was eligible for a retention bonus opportunity equal to $43,134 if he remained continuously employed with the Company and its affiliates until June 30, 2020 at which time he did earn the retention bonus. On February 21, 2020 Ms. Echerd was eligible for a retention bonus opportunity equal to $34,450 if she remained continuously employed with the Company and its affiliates until March 31, 2020 at which time she did earn the retention bonus. On April 17, 2020, Ms. Echerd was eligible for an additional retention bonus opportunity equal to $70,000 if she remained continuously employed with the Company and its affiliates until the earlier of (a) the date that the Company files its Form 10-K for the 2020 fiscal year, or (b) the date a change in control occurs. Ms. Echerd earned this bonus when the Company filed its Form 10-K for the 2020 fiscal year.

Long-Term Incentives
In March 2020, the Compensation Committee, with the help of Compensia, its independent compensation consultant, conducted a review of the LTI award opportunities for our named executive officers. Due to the significant recapitalization of the Company in September 2019, the management team held about 1% of total ownership via in-the-money stock options, which was well below market practices of approximately 6% of total ownership. The Compensation Committee recognized that the management team was essential to driving the Company’s vaccine strategy going forward. To retain and motivate the management team, the Compensation Committee approved a grant of stock options that was intended to move the management team’s stock option holdings approximately half-way to the median of the market data. In this regard, the Compensation Committee approved a grant of time-based stock options to our named executive officers, in the amounts set forth below, which vest as to 25% of the option shares on the date of grant and 75% of the options shares on a monthly basis thereafter for a period of two years (which grant was subject to the approval of the equity plan amendment at the 2020 annual meeting):
Name	Option Shares
Wouter Latour Former President and Chief Executive Officer	900,000
Sean Tucker Senior Vice President, Chief Scientific Officer	360,000
Margaret A. Echerd Senior Vice President Principal Accounting Officer	315,000
In addition, the Compensation Committee approved a grant of performance-based RSUs to our named executive officers, in the amounts set forth below, which (subject to continued service) would vest in full upon the earlier of (x) the closing of a BARDA contract, or (y) the closing of a substantive partnership agreement, in either case on or prior to December 31, 2020 and with at least $10,000,000 in funding and/or fees, with waiver of the service (but not performance) condition on a termination without cause:
Name	Performance-Based RSUs
Wouter Latour Former President and Chief Executive Officer	74,000
Sean Tucker SeniorVice President, Chief Scientific Officer	74,000
Margaret A. Echerd Senior Vice President Principal Accounting Officer	25,000
Neither of these performance conditions was satisfied by December 31, 2020, and therefore these performance-based awards expired without being earned or paid.
Mr. Floroiu did not participate in the annual LTI program for 2020. Instead, Mr. Floroiu negotiated his equity awards at the time of his appointment as Chief Executive Officer of the Company on June 14, 2020. In this regard, as of June 15, 2020, the Company granted him the following awards:
•
Time-Based Option: An option to purchase 845,280 shares that vests as follows: 25% on the first anniversary of the grant date and 75% in equal monthly installments over the three-year period commencing on such first anniversary, with accelerated vesting with respect to 50% of any then-unvested option shares upon the Company’s execution of a substantial strategic agreement, as determined by the Board, and with accelerated vesting in full in the event of a change in control.

•
Performance-Based Option: An option to purchase 900,000 shares that vests as follows: (i) one-third if the Company achieves a per share closing price equal to $5.00 or more during any 10-consecutive trading days after the grant date but before November 30, 2020 or such later date as determined by the Board (the “Reference Date”), (ii) one-third if the Company achieves a per share closing price equal to $7.50 or more during any 10-consecutive trading days after the grant date but before the Reference Date, and (iii) one-third if the Company achieves a per share closing price equal to $10.00 or more during any 10-consecutive trading days after the grant date but before the Reference Date, in each case subject to continued employment. In the event a change in control occurs before the Reference Date, any unvested portion of the performance-based option will vest in accordance with the above schedule based on the

Company attaining the specified stock price immediately prior to the closing of such transaction (rather than based on a 10-consecutive trading day period). The Company achieved these stock price goals prior to the Reference Date and therefore the performance-based option is fully vested.
Additional Compensation Arrangements
Severance Benefit Plan
Each of the current named executive officers participates in the Severance Benefit Plan (the “Severance Plan”). Under the Severance Plan, a participating individual is entitled to receive severance benefits upon a qualified termination of employment, with enhanced benefits if the termination occurs in connection with a change in control. The Severance Plan does not provide tax grossups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control. The Severance Plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with market levels, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire. The enhanced benefits available upon a change in control increase our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promoting objectivity in the evaluation of transactions that are in the best interests of our stockholders.
More information on the Severance Plan, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 45 of this proxy statement.
Mr. Floroiu
In connection with his appointment as Chief Executive Officer of the Company, Mr. Floroiu entered into a letter agreement with the Company, dated as of June 14, 2020 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Floroiu holds the title of Chief Executive Officer. The Letter Agreement provides for a base salary of $400,000 per year, a “target” bonus opportunity of 50% of his annual base salary and coverage under the Severance Plan, with his “Non-CiC Severance Period”, as defined in the Severance Plan, set at three months and his “CiC Severance Period”, as defined in the Severance Plan, set at six months. Mr. Floroiu will not receive any non-employee director cash retainers or other compensation under the Company’s director compensation program for his services as a director while he is serving as Chief Executive Officer. In addition, the Letter Agreement provides that during the period of his employment with the Company and for a period of two years thereafter, Mr. Floroiu will not compete anywhere in the world outside the State of California with the Company to develop, sell, market, or offer to sell products that are competitive with any products being developed or sold by the Company.
Dr. Latour
On June 14, 2020, Dr. Latour resigned his employment as President and Chief Executive Officer of the Company. Dr. Latour has continued to serve on the Board, subject to re-election by stockholders. However, he is not eligible for and will not receive any non-employee director cash retainers or equity compensation under the Company’s director compensation program for his services as a director for the one-year period commencing on his separation date.
In connection with his resignation, Dr. Latour entered into a Separation Agreement with the Company. Dr. Latour’s departure constituted a termination without cause within the meaning of the Company’s Severance Plan, and Dr. Latour accordingly was entitled to the applicable benefits available to him under that plan. In addition, any stock options issued under the Company’s equity plan and held by him as of the separation date will continue to vest while Dr. Latour serves on our board of directors, which is considered continued employment with the Company for purposes of the applicable vesting and exercise conditions. The Company also agreed to accelerate payment of his retention bonus and reimburse his legal fees incurred in connection with the negotiation of his separation agreement. In exchange for these benefits, Dr. Latour has signed a release of claims in favor of the Company.
More information on Dr. Latour’s severance benefits is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 45 of this proxy statement.
Retirement Plan
We maintain a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation up to certain tax code limits, which are updated annually. Employees are immediately and fully vested in their own contributions. We make matching contributions to participants in the 401(k) plan annually in arrears in an amount equal to the employee’s deferral up to a maximum of 3% of the employee’s annual eligible earnings, which are immediately and fully vested. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. The named executive officers did not participate in, or otherwise receive any benefits under any pension plan or nonqualified deferred compensation plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2020, 2019 and 2018.
Name and Principal Position(4)	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
Andrei Floroiu	2020	$227,595	$126,668	$—	$2,008,479	$—	$2,362,742
Chief Executive Officer (8)	2019	$—	$—	$—	$—	$—	$—
	2018	$—	$—	$—	$—	$—	$—
Wouter W. Latour, M.D.	2020	$231,965	$105,083	$125,800	$1,733,220	$648,760(7)	$2,844,828
Former President and	2019	$485,000	$52,542	$—	$201,769	$8,400(5)	$747,711
Chief Executive Officer	2018	$450,000	$—	$—	$392,162	$8,250(5)	$850,412
Sean N. Tucker, Ph.D.	2020	$348,390	$173,780	$125,800	$693,288	$8,550(5)	$1,349,808
Chief Scientific Officer	2019	$331,800	$21,567	$—	$68,291	$8,790(5)	$430,448
	2018	$319,000	$—	$—	$50,398	$8,610(6)	$378,008
Margaret A. Echerd	2020	$278,250	$236,268	$42,500	$606,627	$8,550(5)	$1,172,195
SVP Controller and	2019	$265,000	$17,225	$—	$38,777	$7,950(5)	$328,952
Principal Accounting Officer	2018	$—	$—	$—	$—	$—	$—
(1)
Represents the bonuses awarded to the named executive officers for the applicable year. The amount listed for Dr. Latour for 2020 represents the payment of a retention bonus that was due in connection with his termination of employment. The amount listed for Dr. Tucker includes a retention bonus of $43,134. The amount listed for Ms. Echerd includes retention bonuses in the amounts of $34,450 and $70,000.

(2)
Represents the grant date intrinsic value of performance-based restricted stock unit awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. These awards were forfeited as of December 31, 2020 because the applicable performance goals were not achieved.

(3)
Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. See Note 13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. Also includes the grant date fair value of stock options received by Mr. Floroiu as a non-employee director, covering 54,720 shares.

(4)
Each of Dr. Latour and Dr. Tucker commenced service with Vaxart in February 2018 upon the closing of the Merger. Amounts disclosed for such officers include amounts paid for service with private Vaxart in 2018. Ms. Echerd commenced service with Vaxart in April 2018 and became an officer effective January 1, 2019.

(5)	Amount shown consists solely of a 401(k) match.
(6)	Consists of a 401(k) match of $8,400 and travel reimbursements of $390 in 2019 and a 401(k) match of $8,250 and travel reimbursements of $360 in 2018.
(7)
Consists of a 401(k) match of ($8,550), 12 months of severance ($509,250), subsidized medical premiums for 12 months ($43,985) and reimbursement of legal fees in connection with negotiation of his separation agreement ($6,210) and payment of his accrued vacation ($80,765).

(8)
Mr. Floroiu was elected Chief Executive Officer of the Company on June 15, 2020. From April 13, 2020 until June 15, 2020, he served as a non-employee director. The cash fees of $7,898 earned by Mr. Floroiu as a non-employee director are included in the “Salary” column.

Grants of Plan-Based Awards
The following table sets forth information regarding our grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2020.
Name and Award Type	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)	Estimated Future Payouts under Equity Incentive Plan Awards(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise Price of Option Awards (#/sh)	Grant Date Fair Value of Stock Option ($)(4)
		Target ($)	Target (#)
Andrei Floroiu
Stock Options	4/13/2020(5)			54,720	$1.71	$106,288
Stock Options(7)	6/15/2020			845,280	$2.46	$1,623,191
Stock Options(8)	6/15/2020			900,000	$2.46	$279,000
Bonus		$$110,137

Wouter W. Latour, M.D.
Stock Options	3/24/2020(6)			900,000	$1.70	$1,733,220
Bonus		$$254,625
RSUs			74,000			$125,800

Sean N. Tucker, Ph.D.
Stock Options	3/24/2020(6)			360,000	$1.70	$693,288
Bonus		$$104,517
RSUs			74,000			$125,800

Margaret A. Echerd
Stock Options	3/24/2020(6)			315,000	$1.70	$606,627
Bonus		$$83,475
RSUs			25,000			$42,500
(1)
The amounts shown in this column reflect the target annual bonus opportunity for the named executive officers under the discretionary 2020 annual incentive program. The amounts we actually paid to each named executive officer under the program are reported in the “Bonus” column of the Summary Compensation Table. See the section entitled “Compensation Discussion and Analysis – Elements of Total Direct Compensation – Short-Term Incentive Compensation,” for additional information regarding the annual incentive awards.

(2)
The amounts shown in this column reflect the number of performance-based restricted share units granted to our named executive officers in 2020. The performance-based restricted share units would vest in full (subject to continued service) upon the earlier of (x) the closing of a BARDA contract, or (y) the closing of a substantive partnership agreement, in either case on or prior to December 31, 2020 and with at least $10,000,000 in funding and/or fees, with waiver of the service (but not performance) condition on a termination without cause. Neither of these performance conditions was satisfied by December 31, 2020, and therefore these performance-based awards expired without being earned or paid.

(3)	The amounts shown in this column reflect the number of shares of our common stock underlying options we granted to each named executive officer in 2020.
(4)
The values shown reflect the grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718.

(5)
The option grant was approved by the board of directors on April 13, 2020, subject to stockholder approval of an amendment to the Vaxart, Inc. 2019 Equity Incentive Plan, under which the stock option was granted. Our stockholders approved the plan amendment on June 8, 2020. This stock option was granted to Mr. Floroiu in his capacity as a non-employee director and vests in equal annual installments through April 13, 2023.

(6)
The option grant was approved by the board of directors on March 24, 2020, subject to stockholder approval of an amendment to the Vaxart, Inc. 2019 Equity Incentive Plan, under which the stock option was granted. Our stockholders approved the plan amendment on June 8, 2020. The option vests as to 25% of the option shares on the date of grant and 75% of the options shares on a monthly basis over the two years commencing on May 1, 2020, or the date of grant if later, and ending on April 1, 2022.

(7)
The option covering 845,280 shares vests as follows: 25% on the first anniversary of the grant date and 75% in equal monthly installments over the three-year period commencing on such first anniversary, with accelerated vesting with respect to 50% of any then-unvested option shares upon the Company’s execution of a substantial strategic agreement, as determined by the Board, and with accelerated vesting in full in the event of a change in control.

(8)
The option covering 900,000 shares vests as follows: (i) one-third if the Company achieves a per share closing price equal to $5.00 or more during any 10-consecutive trading days after the grant date but before November 30, 2020 or such later date as determined by the Board (the “Reference Date”), (ii) one-third if the Company achieves a per share closing price equal to $7.50 or more during any 10-consecutive trading days after the grant date but before the Reference Date, and (iii) one-third if the Company achieves a per share closing price equal to $10.00 or more during any 10-consecutive trading days after the grant date but before the Reference Date, in each case subject to continued employment. In the event a change in control occurs before the Reference Date, any unvested portion of the performance-based option will vest in accordance with the above schedule based on the Company attaining the specified stock price immediately prior to the closing of such transaction (rather than based on a 10-consecutive trading day period). The Company achieved these stock price goals prior to the Reference Date and therefore the performance-based option is fully vested.

Outstanding Equity Awards at December 31, 2020
The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2020.
	Option Awards
Name	Grant Date of Option Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Andrei Floroiu	4/13/2020(7)	—	54,720	$1.71	4/12/2030
	6/15/2020(8)	—	845,280	$2.46	6/14/2030
	6/15/2020(1)	900,000	—	$2.46	6/14/2030
Wouter W. Latour, M.D.	6/29/2011(1)	6,535	—	$8.03	6/28/2021
	11/3/2011(1)	9,441	—	$8.03	11/2/2021
	8/8/2013(1)	13,255	—	$6.49	8/7/2023
	5/8/2014(1)	14,908	—	$8.03	5/7/2024
	7/23/2015(1)	18,120	—	$17.49	7/22/2025
	3/25/2016(1)	10,731	—	$12.98	3/24/2026
	6/24/2017(2)	20,695	2,956	$4.07	6/23/2027
	5/25/2018(3)	78,413	32,287	$5.17	5/24/2028
	5/12/2019(4)	143,791	219,470	$0.77	5/11/2029
	3/24/2020(6)	450,000	450,000	$1.70	3/23/2030
Sean N. Tucker, Ph.D.	3/30/2011(1)	1,006	—	$6.49	3/29/2021
	4/13/2012(1)	3,020	—	$8.03	4/12/2022
	8/8/2013(1)	10,523	—	$6.49	8/7/2023
	5/8/2014(1)	11,604	—	$8.03	5/7/2024
	7/23/2015(1)	10,067	—	$17.49	7/22/2025
	3/25/2016(1)	7,731	—	$12.98	3/24/2026
	6/24/2017(2)	7,928	1,132	$4.07	6/23/2027
	5/25/2018(3)	9,917	4,083	$5.17	5/24/2028
	5/12/2019(4)	49,107	74,954	$0.77	5/11/2029
	3//24/2020(6)	180,000	180,000	$1.70	3/23/2030
Margaret Echerd	5/25/2018(5)	10,667	5,333	$5.17	5/24/2028
	5/12/2019(4)	27,884	42,560	$0.77	5/11/2029
	3/24/2020(6)	157,500	157,500	$1.70	3/23/2030
(1)	The shares subject to this option are fully vested.
(2)	The unvested shares vest in equal monthly installments through June 24, 2021, subject to the executive officer’s continued service with us through each relevant vesting date.
(3)	The unvested shares vest in equal monthly installments through February 13, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.
(4)	The unvested shares vest in equal monthly installments through May 10, 2023, subject to the executive officer’s continued service with us through each relevant vesting date.
(5)	The unvested shares vest in equal monthly installments through April 9, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.
(6)	The unvested shares vest in equal monthly installments through April 1, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.
(7)	The unvested shares vest in equal annual installments through April 13, 2023, subject to the executive officer’s continued service with us through each relevant vesting date.
(8)
The unvested shares vest over a four-year period, with 25% of the underlying shares vesting on June 15, 2021, and the remaining shares subject to the option vesting in equal monthly installments over the subsequent 36 months. The option is subject to accelerated vesting with respect to 50% of any then-unvested option shares upon a substantial strategic agreement, as determined by the Board, and to accelerated vesting in full in the event of a “Change in Control” (as defined under the Plan).

Option Exercises and Stock Vested During 2020
In 2020, Dr. Tucker exercised 4,026 options, realizing a value on the exercise date of $10.468. None of our other officers exercised any options no restricted stock units vested.
Pension Benefits
We do not maintain defined benefit or supplemental retirement plans.
Nonqualified Deferred Compensation
We do not maintain nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
We have entered into agreements and maintain plans and arrangements that may require us to pay or provide compensation and benefits to our named executive officers in the event of certain terminations of employment or a change in control.
The estimates set forth below of the amounts payable to our named executive officers upon termination of employment or in connection with a change in control generally are based on the assumption that the various triggering events occurred on the last day of 2020, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs. With respect to Dr. Latour, only the benefits actually received in connection with his departure as Chief Executive Officer during fiscal 2020 are reported below.
The estimated amount of compensation and benefits described below for our named executive officers generally does not take into account compensation and benefits that were already earned at the time of the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.
Severance Plan
Under the Severance Plan, if a participating named executive officer is terminated other than for cause, death or disability, or resigns for good reason, other than in connection with a change in control, he or she shall be entitled to receive (i) continued payment of base salary for 6 months for Dr. Tucker and 3 months for each of Mr. Floroiu and Ms. Echerd, and (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer).
If a participating named executive officer is terminated other than for cause, death or disability, or resigns for good reason, either during the three months before or in the 12 months after a change in control, then he or she will be entitled to receive (i) lump sum cash severance equal 12 months of base salary for Dr. Tucker and 6 months of base salary for each of Mr. Floroiu and Ms. Echerd, (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer), (iii) full vesting of any unvested time-based equity awards, and (iv) a pro-rated target annual bonus for the year of termination.
In exchange for the severance benefits, the participating named executive officers must agree to comply with the Company’s standard employee invention assignment and confidentiality agreement, return all company property, and sign a release of claims in favor of the Company
Mr. Floroiu’s time-based stock options granted on June 15, 2020, would vest in full upon a change in control.
For purposes of the Severance Plan, the term “cause” means (i) engaging in willful or gross misconduct or willful or gross neglect; (ii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or any of its subsidiaries; (iii) fraud, misappropriation or embezzlement; or (iv) the abuse of illegal drugs or other controlled substances or habitual intoxication while providing services for the Company or any of its affiliates.

The term “good reason” means the occurrence of any of the following events without the participant’s consent; (i) a material diminution in base salary or target bonus; (ii) a material diminution in authority, duties, or responsibilities; or (iii) a relocation of the principal place of employment or service to a location that increases his or her one-way commute distance by more than thirty-five (35) miles, subject to applicable notice and cure provisions.
Table of Potential Payments
Name and Trigger Event		Cash Severance Payment ($)(1)	Welfare and Other Benefits ($)(2)	Stock Option Awards ($)(3)	Total ($)(4)
Andrei Floroiu
•	Voluntary termination	—	—	—	—
•	Involuntary or good reason termination prior to a CIC	120,000	5,768	—	125,768
•	Change in Control	—	—	2,747,160	2,747,160
•	Involuntary or good reason termination after a CIC	240,000	5,768	218,880	464,648
•	Death	—	400,000	—	400,000
•	Disability	—	300,000	—	300,000

Sean N. Tucker, Ph.D.
•	Voluntary termination	—	—	—	—
•	Involuntary or good reason termination prior to a CIC	182,500	—	—	182,500
•	Change in Control	—	—	—	—
•	Involuntary or good reason termination after a CIC	365,000	—	1,096,134	1,461,134
•	Death	—	400,000	—	400,000
•	Disability	—	279,000	—	279,000

Margaret Echerd
•	Voluntary termination	—	—	—	—
•	Involuntary or good reason termination prior to a CIC	87,500	9,262	—	96,762
•	Change in Control	—	—		—
•	Involuntary or good reason termination after a CIC	175,000	9,262	844,701	1,028,963
•	Death	—	400,000	—	400,000
•	Disability	—	270,000	—	270,000
(1)	Amounts listed under “Cash Severance Payment” are payable under the terms of the Severance Plan.
(2)
Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance in the event of an involuntary termination or a resignation for good reason. In the event of death or disability, the amount equals proceeds from insurance policies covering death or disability of the executive.

(3)
Represents (a) the product of (i) the number of shares underlying the applicable unvested stock option awards outstanding as of December 31, 2020, multiplied by (ii) $5.71 (i.e., the closing market price on December 31, 2020), less (b) the aggregate exercise price of the shares that are subject to acceleration of vesting under the applicable stock option awards. Please refer to the “Outstanding Equity Awards at December 31, 2020” table for more detail.

(4)	Represents the total payout under each termination category.
Resignation of Dr. Latour as President and Chief Executive Officer; Continued Service as Chairman of the Board
On June 14, 2020, Dr. Latour resigned his employment as President and Chief Executive Officer of the Company. In connection with his resignation, Dr. Latour entered into a Separation Agreement with the Company. Dr. Latour’s departure constituted a termination without cause within the meaning of the Severance Plan, and Dr. Latour accordingly was entitled to the applicable benefits available to him under that plan. In addition, any stock options issued under the Company’s equity plan and held by him as of the separation date will continue to vest as Dr. Latour continues to serve on our board of directors, which constitutes continued employment with the Company for purposes of the applicable vesting and exercise conditions. The Company also agreed to accelerate payment of his retention bonus and reimburse his legal fees incurred in connection with the negotiation of his separation agreement. In exchange for these benefits, Dr. Latour has signed a release of claims in favor of the Company.
Benefit	Amount
Cash Severance	$509,250
Health Insurance Premiums	$43,985
Payment of Retention Bonus	$105,083
Legal Fees	$6,210
Total	$664,528

DIRECTOR COMPENSATION
During 2020, our non-employee directors were compensated in the following manner under our director compensation program.
The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on our board of directors and an equity component, which is designed to align the interests of non-employee directors and shareholders. Directors who are employees of the Company receive no additional compensation for their service on our board of directors.
The Compensation Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board of directors. As part of this annual review, the committee considers the significant time commitment and skill level required by each non-employee director in serving on our board of directors and its various committees. The Compensation Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against those maintained by the peer group we use to evaluate our executive compensation program.
Annual and Meeting Fees
During 2020, our non-employee directors received the following cash compensation for their service on our board of directors and its committees:
•	$40,000 annual cash retainer;
•	$28,000 for the Chairman of the Board;
•	$15,000 for the chair of the Audit Committee and $7,500 for each of its other members;
•	$10,000 for the chair of the Compensation Committee and $5,000 for each of its other members; and
•	$7,500 for the chair of the Nominating and Governance Committee and $4,000 for each of its other members.
Equity Awards
The Company does not have a formal policy for equity awards to non-employee directors. In 2018, no awards were made. In 2019, each non-employee director that was on the Board at the start of the year was awarded 9,000 options vesting annually over three years commencing on the date of the Merger, February 13, 2018, and 12,700 options cliff-vesting one year from June 10, 2019. Each independent non-employee director that subsequently joined the Board in 2019 was awarded 54,720 options vesting in three equal annual installments over three years commencing on the date they joined the Board. In 2020, each of Dr. Finney, Mr. Davis and Mr. Yedid was awarded 65,700 options vesting in full on the annual anniversary of the 2020 annual meeting of the Company’s stockholders, and Ms. Wilson was awarded 65,700 options vesting annually over three years beginning on the date she joined the Board.

2020 Compensation
The following table provides director compensation information for each of the non-employee directors of the board of directors who served between January 1, 2020 until December 31, 2020:
Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Michael J. Finney, Ph.D.	$47,500	$121,151	$168,651
Karen J. Wilson	$19,296	$372,729	$392,025
Steven Boyd	—	—	—
Todd C. Davis	$50,948	$121,151	$172,099
Keith Maher, M.D.	—	—	—
Anne VanLent(2)	$26,374	$14,094	$40,468
Robert A. Yedid	$54,202	$121,151	$175,353
(1)
The values shown reflect the grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

As of December 31, 2020, our non-employee directors held the following stock options:
Name	Number of Shares Underlying Stock Options
Michael J. Finney, Ph.D.	87,400
Todd C. Davis	120,420
Karen J. Wilson	65,700
Robert A. Yedid	120,420
On January 28, 2021, Steven J. Boyd and Keith Maher, M.D., each resigned from the board of directors. Neither held any stock options as of December 31, 2020, or as of the date of their resignation.
(2)
Ms. VanLent resigned on June 8, 2020. The sum recorded under the Option Awards column represents the incremental fair value related to the modification of options to accelerate vesting, the fair value of the modified award on June 8, 2020, being $18,316, compared to a grant date fair value of the original award of $4,222.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 23, 2021, by:
•	each nominee for director;
•	each current executive officer
•	all current executive officers and nominees for director as a group; and
•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 117,963,912 shares outstanding on April 23, 2021, adjusted as required by rules promulgated by the SEC.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.
	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
RA Capital Management(1)	10,810,937	9.2%
State Street Corporation(2)	9,444,967	8.0%
Executive Officers, Directors and Director Nominee:
Todd C. Davis(3)	203,940	*
Margaret Echerd(4)	265,920	*
Michael J. Finney(5)	721,790	*
Andrei Floroiu(6)	1,129,560	*
Wouter Latour(7)	846,839	*
Sean Tucker(8)	517,466	*
David Wheadon	—	*
Karen J. Wilson	—	*
Robert A. Yedid(9)	83,940	*
All executive officers, directors and director nominee as a group (9 persons)	3,769,455	3.1%
*	Represents beneficial ownership of less than one percent.
(1)
Consists of 10,810,937 shares of common stock beneficially owned by RA Capital Management, whose address is 20 Park Plaza, Suite 1200, Boston, MA 02116. This information is based on shares issued through Vaxart’s At-the-market facility on July 13, 2020.

(2)
Consists of 9,444,967 shares of common stock beneficially owned by State Street Corporation, whose address is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. This information has been obtained from the Schedule 13G filed by State Street on February 11, 2021.

(3)	Consists of (i) 120,000 shares of common stock held directly by Mr. Davis, and (ii) 83,940 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.
(4)	Consists of 265,920 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.
(5)
Consists of (i) 452,572 shares of common stock held directly by Mr. Finney, and (ii) 181,818 shares of common stock issuable pursuant to warrants and 87,400 shares of common stock issuable pursuant to stock options, each exercisable within 60 days of April 23, 2021.

(6)	Consists of 1,129,560 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.
(7)	Consists of 846,839 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.
(8)
Consists of (i) 48,053 shares held directly by Dr. Tucker, (ii) 57,293 shares held jointly by Frances Chang and Dr. Tucker, (iii) 9,060 shares held by Dr. Tucker’s spouse, (iv) 27,273 shares issuable pursuant to warrants held jointly by Frances Chang and Dr. Tucker, exercisable within 60 days of April 23, 2021, and (v) 375,787 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.

(9)	Consists of 83,940 shares issuable pursuant to stock options exercisable within 60 days of April 23, 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Vaxart. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PARTIES
Related-Party Transaction Policy and Procedures
We have adopted a written Related Party Transaction Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we and any “related party” are, were or will be participants involving an amount that exceeds $120,000 and in which any “related party” has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related party are not covered by this policy. A related party is any executive officer, director, nominee to become a director or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons. We describe below such transactions or series of similar transactions to which we have been or were a party since January 1, 2020.
Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board of directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether any alternative transactions were available. To identify related party transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Indemnity Agreements
We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.
Offer Letters
We have entered into offer letters, employment agreements and change in control arrangements with our executive officers. For more information regarding these agreements, see “Executive Compensation— Employment and Change in Control Arrangements.”
Equity Grants
We have granted stock options to our executive officers and certain members of our board of directors. For a description of our executive officers’ options, see “Executive Compensation—Outstanding Equity Awards at December 31, 2020.”

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held completely virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.
By Order of the Board of Directors

/s/ Wouter W. Latour, M.D.

Wouter W. Latour, M.D.
Chairman of the Board

April 30, 2021
We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at www.sec.gov or at our website at www.vaxart.com.
A copy of Vaxart’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020, is available without charge upon written request to: Secretary, Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

EXHIBIT A

AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

AMENDMENT NO. 2
TO
VAXART, INC. 2019 EQUITY INCENTIVE PLAN
AMENDMENT NO. 2, dated as of April 28, 2021 (this “Amendment”), to the 2019 Equity Incentive Plan (as amended, the “Plan”) of Vaxart, Inc., a Delaware corporation (the “Corporation”).
WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to (i) increase the maximum number of shares of the Corporation’s Common Stock, par value $0.0001 per share, which may be issued and sold under the Plan from 8,000,000 shares to 16,900,000 shares, and (ii) prohibit the “repricing” of stock awards without stockholder approval.
NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:
1.	Section 2(b)(xi) shall be deleted in its entirety and replaced in lieu thereof with the following:
“To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles; provided that, except for adjustments authorized and permitted under Section 9 of the Plan, the Board shall first receive approval of the Company’s stockholders prior to taking any action under paragraphs (A) through (C) above.”
2.	Section 3(a)(i)(a) shall be deleted in its entirety and replaced in lieu thereof with the following:
“Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 16,900,000 shares (the “Share Reserve”).”
3.	This Amendment shall be effective as of the date first set forth above.
4.	In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.
VAXART, INC.

By:
Name: Andrei Floroiu
Title: Chief Executive Officer

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VXRT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53676-P56522

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXART, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Wheadon, M.D.
02) Karen J. Wilson
03) Todd C. Davis
04) Michael J. Finney, Ph.D.
05) Andrei Floroiu
06) Robert A. Yedid

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve an amendment to the 2019 Equity Incentive Plan to increase the shares authorized for issuance thereunder by 8,900,000 to 16,900,000.	☐	☐	☐
3. To ratify the selection by our Audit Committee of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
4. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D53677-P56522

VAXART, INC.
Annual Meeting of Shareholders
Wednesday, June 16, 2021 9:30 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Andrei Floroiu and Margaret Echerd, each with full power of substitution and power as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Vaxart, Inc., to be held on Wednesday, June 16, 2021 at 9:30 a.m. local time virtually at www.virtualshareholdermeeting.com/VXRT2021 and any adjournments or postponements thereof, as follows:

This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side